Exhibit 99.1

April 4, 2012

Board of Directors

Imperial Petroleum, Inc.

710 Norfleet Drive West

Middletown, IN 47356

Re: Resignation

Dear Board,

Effective immediately, I hereby resign my position on the Board and as CFO of Imperial Petroleum, Inc and all subsidiaries of the Company.

Thank you for the opportunity to serve the company.

Regards,

Tim Jones